Exhibit 99.1

Great Elm Group Reports FISCAL 2022 SECOND QUARTER

financial resulTs

Company to Host Conference Call at 9:00 a.m. ET on February 11, 2022

WALTHAM, Mass., February 10, 2022 -- Great Elm Group, Inc. (“we,” “us,” “our,” “GEG,” or “Great Elm”), (NASDAQ: GEG), a diversified holding company, today announced financial results for its fiscal second quarter ended December 31, 2021.

Fiscal 2022 Second Quarter Operating and Financial Highlights

(All comparisons versus the prior-year period unless otherwise noted)

Consolidated:

•	Consolidated revenue for the second quarter was $16.7 million, compared to $15.3 million.
•	Consolidated net loss from continuing operations for the second quarter was $4.2 million, compared to net loss from continuing operations of $0.9 million.
•	Consolidated Adjusted EBITDA for the second quarter was $1.4 million, compared to $0.9 million.
•	As of June 30, 2021, we had approximately $952 million of net operating loss (NOL) carryforwards for federal income tax purposes.

Operating Companies:

•

Durable Medical Equipment (DME) grew total revenue for the second quarter by 8.1% to $15.7 million, compared to $14.5 million, driven by strong resupply sales despite challenging pandemic-related conditions.

•	DME net income for the second quarter was $0.9 million, compared to a net loss of $2.9 million.
•	DME Adjusted EBITDA for the second quarter was $2.6 million, compared to $1.9 million.
•

DME total revenue, net income and Adjusted EBITDA for the trailing 12 month period ended December 31, 2021 were $59.8 million, $3.9 million and $15.5 million, respectively, compared to $57.2 million, ($1.9) million and $14.1 million.

•	DME continued to report strong PAP resupply sales and significant improvements in revenue reserves.

Investment Management (IM):

•	IM grew total revenue for the second quarter by 34.3% to $1.0 million, compared to $0.8 million.
•	IM net loss for the second quarter was $2.6 million, compared to net income of $3.6 million.
•	IM reported no Adjusted EBITDA for the second quarter, approximately unchanged from the prior-year period.
•

On February 3, 2022, Great Elm Capital Corp. (GECC) announced that it purchased a majority ownership interest in Sterling Commercial Credit (SCC), a provider of asset-based loans to middle market companies throughout the United States, for total consideration of approximately $7.5 million.

•	$7.5 million total consideration consists of $4.9 million of cash and $2.6 million of GECC common stock issued at net asset value.
•	In connection with the acquisition, GECC also provided subordinated debt to SCC to fund growth initiatives.

Management Commentary

Peter A. Reed, Chief Executive Officer, stated, “In our IM segment, Great Elm Capital Corp. continues to make progress building its specialty finance platform. Its recent acquisition of Sterling Commercial Credit, coupled with portfolio companies Prestige Capital and Lenders Funding, broadens GECC’s product offerings to its customers and provides a proprietary source of attractive, risk adjusted returns for its investors. GECC remains focused on growing its specialty finance platform organically as well as through acquisitions. In addition, our DME business grew revenue and expanded profitability despite challenging conditions from the pandemic and supply chain disruptions.”

Alignment of Interest

A distinct attribute of Great Elm is the particularly strong alignment of interest among shareholders and the employees, directors, and other insiders of Great Elm. As of December 31, 2021, Great Elm’s employees and directors (including funds under their management) collectively own or manage approximately 30% of GEG’s total outstanding shares.

Financial Review

Discussion of Financial Results by Segment for the Fiscal Quarter ended December 31, 2021

Great Elm is a holding company with two operating segments: Operating Companies and Investment Management, with General Corporate representing unallocated costs and activity to arrive at consolidated operations.

Operating Companies

During the three months ended December 31, 2021, DME reported $15.7 million in total revenue, compared to $14.5 million during the same period in the prior year. The increase in revenue was due to organic growth in resupply sales, a significant reduction in bad debt expense and the impact of previously announced acquisitions.

During the three months ended December 31, 2021, DME reported net income of $0.9 million, compared to net loss of $2.9 million for the same period in the prior year. Net income increased largely due to revenue growth combined with expense management.

During the three months ended December 31, 2021, DME Adjusted EBITDA was $2.6 million, compared to $1.9 million in the prior-year period.

Investment Management

During the three months ended December 31, 2021, IM reported total revenue of $1.0 million, compared to $0.8 million during the same period in the prior year. Revenue for the quarter was higher due to an increase in the average assets on which such fees are calculated.

During the three months ended December 31, 2021, IM recognized a net loss of $2.6 million, compared to net income of $3.6 million during the same period in the prior year. Net income decreased primarily due to unrealized losses on our investment in GECC common shares during the period.

During the three months ended December 31, 2021, IM reported no Adjusted EBITDA, approximately unchanged from the same period in the prior year. Increased revenue was largely offset by increased compensation expenses due to additions to the investment team.

General Corporate

During the three months ended December 31, 2021, General Corporate recognized $0.2 million in revenue compared to no revenue during the same period in the prior year. Revenue increased slightly as a result of Forest management fees which commenced in December 2020 in connection with our holding company reorganization.

During the three months ended December 31, 2021, General Corporate recognized a net loss from continuing operations of $2.5 million, compared to a net loss from continuing operations of $1.6 million during the same period in the prior year.

During the three months ended December 31, 2021, General Corporate recognized ($1.2) million of Adjusted EBITDA, compared to Adjusted EBITDA of ($1.0) million during the same period in the prior year.

Fiscal 2022 Second Quarter Conference Call & Webcast Information

When:Friday, February 11, 2022, 9:00 a.m. Eastern Time (ET)

Call:

All interested parties are invited to participate in the conference call by dialing +1 (888) 440-4537; international callers should dial +1 (646) 960-0669. Participants should enter the Conference ID 2595129 when asked.

Webcast:

The conference call will be webcast simultaneously and can be accessed at the following link: https://events.q4inc.com/attendee/572823991=. For a copy of the slide presentation accompanying the conference call, please visit: https://www.greatelmgroup.com/events-and-presentations.

About Great Elm Group, Inc.

Great Elm Group, Inc. (NASDAQ: GEG) is a publicly-traded holding company that is building a business across two operating verticals: Operating Companies and Investment Management. Great Elm Group, Inc.’s website can be found at www.greatelmgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding revenue, Adjusted EBITDA, expected growth, profitability, acquisition opportunities and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information.  These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmgroup.com or at the SEC website www.sec.gov.

Please note that previously reported amounts below have been recast to 1) reflect the operations of our real estate business as discontinued operations; 2) reflect the full retrospective adoption of ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity; and 3) conform with current segment organization.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Adjusted EBITDA is derived from methodologies other than in accordance with US GAAP. Great

Elm believes that Adjusted EBITDA is an important measure for investors to use in evaluating Great Elm’s businesses. In addition, Great Elm’s management reviews Adjusted EBITDA as they evaluate acquisition opportunities.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it either in isolation from, or as a substitute for, analyzing Great Elm’s results as reported under US GAAP. Non-GAAP financial measures reported by Great Elm may not be comparable to similarly titled amounts reported by other companies.

Included in the financial tables below is a reconciliation of Adjusted EBITDA to the most directly comparable US GAAP financial measure, net income.

Media & Investor Contact:

Investor Relations

(617) 375-3006

investorrelations@greatelmcap.com

Great Elm Group, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

Dollar amounts in thousands (except per share data)

ASSETS	December 31, 2021	June 30, 2021
Current assets:
Cash and cash equivalents	$24,956	$24,382
Accounts receivable	5,271	6,518
Related party receivables	1,345	1,665
Investments, at fair value (cost $44,647 and $45,326, respectively)	22,286	24,044
Inventories	913	1,066
Prepaid and other current assets	1,634	3,791
Assets of consolidated funds
Investments, at fair value (cost $26,758 and $26,814, respectively)	26,447	26,490
Prepaid expenses and other assets	89	578
Total current assets	82,941	88,534
Property and equipment, net	738	981
Equipment held for rental, net	6,893	7,391
Identifiable intangible assets, net	8,110	8,928
Goodwill	52,463	50,536
Right of use assets	4,737	5,241
Other assets	255	258
Total assets	$156,137	$161,869
LIABILITIES, NON-CONTROLLING INTEREST AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,405	$5,521
Accrued expenses and other liabilities	5,841	6,955
Deferred revenue	2,155	4,438
Current portion of lease liabilities	1,986	1,920
Current portion of capitalized equipment financing	2,571	1,974
Liabilities of consolidated funds- accrued expenses and other	12,265	12,197
Total current liabilities	30,223	33,005
Lease liabilities, net of current portion	3,011	3,596
Convertible notes (face value $35,205 and $34,346, respectively, including $16,637 and $16,231, respectively, held by related parties)	34,249	33,333
Equipment financing debt, net of current portion	17	67
Redeemable preferred stock of subsidiaries (held by related parties, face value $37,018)	35,639	35,529
Other liabilities	348	915
Total liabilities	103,487	106,445
Commitments and Contingencies (Note 18)
Contingently redeemable non-controlling interest	2,948	2,639
Stockholders' equity
Preferred stock, $0.001 par value; 5,000,000 authorized and zero outstanding	-	-
Common stock, $0.001 par value; 350,000,000 shares authorized and 26,968,632 shares issued and 26,815,181 outstanding at December 31, 2021; and 26,613,913 shares issued and 25,948,100 outstanding at June 30, 2021	27	26
Additional paid-in-capital	3,309,325	3,307,613
Accumulated deficit	(3,268,841)	(3,264,403)
Total Great Elm Group, Inc. stockholders' equity	40,511	43,236
Non-controlling interests	9,191	9,549
Total stockholders' equity	49,702	52,785
Total liabilities, non-controlling interest and stockholders' equity	$156,137	$161,869

Great Elm Group, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

Dollar amounts in thousands (except per share data)

	For the three months ended December 31,		For the six months ended December 31,
	2021	2020	2021	2020
Revenues:
Durable medical equipment sales and services revenue	$10,277	$9,544	$20,353	$18,757
Durable medical equipment rental income	5,451	4,999	10,930	10,396
Investment management revenues	1,021	760	2,004	1,533
Total revenues	16,749	15,303	33,287	30,686

Operating costs and expenses:
Cost of durable medical equipment sold and services	4,309	4,703	8,369	8,910
Cost of durable medical equipment rentals(1)	1,734	1,621	3,584	3,536
Durable medical equipment other operating expenses(2)	8,540	8,070	14,793	15,750
Investment management expenses	1,969	916	3,156	1,642
Depreciation and amortization	552	591	1,114	1,181
Selling, general and administrative(3)	1,465	1,315	3,038	2,728
Expenses of consolidated funds	45	8	97	8
Total operating costs and expenses	18,614	17,224	34,151	33,755
Operating loss	(1,865)	(1,921)	(864)	(3,069)
Dividends and interest income	644	1,325	1,297	1,854
Net realized and unrealized (loss) gain on investments	(1,821)	2,560	(1,835)	658
Net realized and unrealized gain on investments of consolidated funds	194	66	5	66
Interest expense	(1,362)	(1,102)	(2,724)	(2,246)
Loss on extinguishment of debt	-	(1,866)	-	(1,866)
Other income, net	(14)	33	2	30
Loss from continuing operations, before income taxes	(4,224)	(905)	(4,119)	(4,573)
Income tax benefit (expense)	65	50	66	(49)
Loss from continuing operations	(4,159)	(855)	(4,053)	(4,622)
Discontinued operations:
Income from discontinued operations, net of tax	-	72	-	138
Net loss	$(4,159)	$(783)	$(4,053)	$(4,484)
Less: net income (loss) attributable to non-controlling interest, continuing operations	79	(614)	385	(734)
Less: net income attributable to non-controlling interest, discontinued operations	-	17	-	30
Net loss attributable to Great Elm Group, Inc.	$(4,238)	$(186)	$(4,438)	$(3,780)
Basic and diluted income (loss) per share from:
Continuing operations	$(0.16)	$(0.01)	$(0.17)	$(0.15)
Discontinued operations	-	0.00	-	0.00
Net loss	$(0.16)	$(0.01)	$(0.17)	$(0.15)
Weighted average shares outstanding
Basic	26,462	25,678	26,222	25,626
Diluted	26,462	25,678	26,222	25,626
(1) Includes depreciation expense of:	1,597	1,457	3,285	3,205
(2) Net of CARES Act Stimulus of:	-	-	2,321	-
(3) Net of CARES Act Stimulus of:	-	-	84	-

Great Elm Group, Inc.

Reconciliation from EBITDA to Adjusted EBITDA - Quarterly

Dollar amounts in thousands (except per share data)

	For the three months ended December 31, 2021
$ in thousands	Durable Medical Equipment	Investment Management	General Corporate	Consolidated
EBITDA:
Net income (loss) from continuing operations - GAAP	$937	$(2,631)	$(2,465)	$(4,159)
Interest expense	1,289	24	1,269	2,582
Interest income from preferred stock	-	-	(1,220)	(1,220)
Depreciation & amortization	2,040	108	1	2,149
Tax expense (benefit)	-	-	(65)	(65)
EBITDA	4,266	(2,499)	(2,480)	(713)
Adjusted EBITDA
Non-cash compensation	-	946	280	1,226
Change in contingent consideration	(285)	-	-	(285)
Dividend income	-	(549)	(95)	(644)
(Gains) / losses on investments	-	2,055	(428)	1,627
Other (income) expense	(1,584)	-	1,598	14
Transaction and integration related costs (2)	176	-	35	211
DME management and monitoring fees	60	-	(60)	-
Adjusted EBITDA	$2,633	$(47)	$(1,150)	$1,436

	For the three months ended December 31, 2020
$ in thousands	Durable Medical Equipment	Investment Management (1)	General Corporate (1)	Consolidated
EBITDA:
Net income (loss) from continuing operations - GAAP	$(2,878)	$3,631	$(1,608)	$(855)
Interest expense	687	25	390	1,102
Interest income from preferred stock	-	-	0	0
Depreciation & amortization	1,919	127	1	2,047
Tax expense (benefit)	-	-	(50)	(50)
EBITDA	(272)	3,783	(1,267)	2,244
Adjusted EBITDA
Non-cash compensation	-	197	88	285
GECC dividend income	-	(1,322)	-	(1,322)
GECC unrealized (gains) / losses	-	(2,626)	-	(2,626)
Other (income) expense	(33)	-	-	(33)
Transaction and integration related costs (2)	2,127	-	229	2,356
DME management and monitoring fees	62	-	(45)	17
Adjusted EBITDA	$1,884	$32	$(995)	$921

	For the six months ended December 31, 2021
$ in thousands	Durable Medical Equipment	Investment Management	General Corporate	Consolidated
EBITDA:
Net income (loss) from continuing operations - GAAP	$3,019	$(2,771)	$(4,301)	$(4,053)
Interest expense	2,576	48	2,538	5,162
Interest income on preferred stock	-	-	(2,438)	(2,438)
Depreciation & amortization	4,182	217	1	4,400
Tax expense (benefit)	-	-	(66)	(66)
EBITDA	$9,777	$(2,506)	$(4,266)	$3,005
Adjusted EBITDA
Non-cash compensation	-	1,342	652	1,994
Change in contingent consideration	(448)	-	-	(448)
Dividend income	-	(1,103)	(194)	(1,297)
(Gains) / Losses on investments	-	2,360	(530)	1,830
Other (income) expense	(2,144)	-	2,142	(2)
Transaction and integration costs (2)	395	-	219	614
DME management and monitoring fees	190	-	(190)	-
Adjusted EBITDA	$7,770	$93	$(2,167)	$5,696

	For the six months ended December 31, 2020
$ in thousands	Durable Medical Equipment	Investment Management (1)	General Corporate (1)	Consolidated
EBITDA:
Net income (loss) from continuing operations - GAAP	$(3,336)	$2,147	$(3,433)	$(4,622)
Interest expense	1,396	51	799	2,246
Interest income on preferred stock	-	-	0	0
Depreciation & amortization	4,130	255	1	4,386
Tax expense (benefit)	-	-	49	49
EBITDA	2,190	2,453	(2,584)	2,058
Adjusted EBITDA
Non-cash compensation	-	391	323	714
Dividend income	-	(1,846)	-	(1,846)
(Gains) / losses on investments	-	(724)	-	(724)
Other (income) expense	(30)	-	-	(30)
Transaction and integration related costs (2)	2,266	-	261	2,527
Location closure	54	-		54
DME management and monitoring fees	178	-	(136)	42
Adjusted EBITDA	$4,658	$274	$(2,136)	$2,795

(1)

Previously reported prior year amounts have been recast to reflect the full retrospective adoption of ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity; and to conform with current segment organization.

(2)	Transaction and integration related costs include costs to acquire and integrate acquired businesses.